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                                                            EXHIBIT 23.1

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS



The Board of Directors and Shareholders of
Centennial Bancorp:

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated January 29, 1997, on our audits of the consolidated financial statements and financial statement schedules of Centennial Bancorp and subsidiaries as of December 31, 1996 and 1995, and for each of the three years in the period ended December 31, 1996.



/s/ Coopers & Lybrand L.L.P.

Eugene, Oregon

July 24, 1997